Exhibit 10.34

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT (the “Amendment”) is made and entered into this 14th day of March, 2022 (the “Effective Date”), by and among FinWise Bancorp, a Utah community bank holding company ("Holding Company"), its wholly-owned subsidiary, FinWise Bank f/k/a Utah Community Bank, a Utah corporation (the “Bank”) and David Tilis, and individual ("Executive”).  Holding Company, Bank and Executive are sometimes individually referred to hereafter as a “Party” and collectively referred to as the “Parties.” Capitalized terms not defined in this Amendment shall have the meaning set forth in the Employment Agreement.

RECITALS

WHEREAS, Executive entered into an Employment Agreement, dated January 1, 2018 (the "Agreement"), whereby Executive would be employed under the terms and subject to the conditions set forth thereon.

WHEREAS, Section 2 of the Agreement sets for the Term of Employment for Executive.

WHEREAS, the Parties desire to amend Section 2 as set forth herein.

NOW, THEREFORE, FOR AND IN CONSIDERATION of the mutual promises and covenants hereinafter set forth, this Amendment and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree to amend and confirm the Agreement as follows:

1.          Amendment.  Section 2 of the Agreement is hereby amended with the following:

Subject to the terms hereof the term of this agreement, Executive’s employment under this Agreement shall commence on January 1, 2018 (the “Effective Date”) and shall continue until March 31, 2022 (the “Term”) unless earlier terminated pursuant to the provisions hereof..

2.          Effect of Amendment.  This Amendment is incorporated in and supersedes all contrary terms of the Agreement with respect to the items addressed herein.  Except as specifically modified by this Amendment, all other terms and provisions in the Agreement, shall remain in full force and effect. The Agreement and this Amendment contain the entire understanding and agreement of the Parties related to the subject matter hereof and thereof, and supersede all prior and contemporaneous oral and written agreements or understanding with respect to the subject matter hereof and thereof.  In the event of any conflict between the provisions of this Amendment and the provisions of the Agreement, this Amendment will control.

3.          Miscellaneous.  Each party represents and warrants that it has the power and authority to execute this Amendment. This Amendment may be signed in counterpart or duplicate copies, and any signed counterpart or duplicate copy shall be equivalent to a signed original for all purposes.

IN WITNESS WHEREOF, Holding Company, Bank and Executive have hereto caused this Agreement to be executed on or as of the day and year above first written.

EXECUTIVE:	HOLDING COMPANY:
FinWise Bancorp, a Utah bank holding company

/s/ David Tilis	By:	/s/ Kent Landvatter
David Tilis	Its: President

BANK:
FinWise Bank, a Utah community bank

By:	/s/ Kent Landvatter
Its: President